Exhibit 10.31

Client: Biolife4D	Intelligent Office Membership Agreement

INTELLIGENT OFFICE

Elected Services:	Recurring Monthly Fee	Installation
Dedicated Office- Office #14	$750.00
Professional Meetings Package
Facilities Only
Mailing Address
Business Identity Live
Intelligent Assistant●
Simple Forward
Phone Answering Services:
Intelligent Assistant●
Screened Forward
Simple Forward
Live Answer Option
Per Call Plan
+Intelligent Workspace
24/7 Phone Answering Coverage
Vireo Voice● Business Phone Service
Additional Members:
Additional Services:
1) Conference room space included.
2)
3)
4)
S)
TOTAL:	$750.00

Biolife4D has the right of first refusal on offices that become available at the current market rate.

NOTES:	This agreement will be in effect for a period of the term of the contract between the undesigned party and Intelligent Office unless or until terminated in writing with 60 days notice by either party.

1 Page

Client: Biolife4D	Intelligent Biolife4D Office Membership Agreement

INTELLIGENT OFFICE

Recurring Monthly Fee:	$750.00	Aspire Ventures, LLC
One-time Installation:		d/b/a Intelligent Office of Lincolnshire 250 Parkway Drive, Suite 150
Sub Total:	$750.00	Lincolnshire, Illinois 60069
Sales Tax [RATE]		Office- 847.325.5555
Refundable Retainer:	$1,400.00● (PAID)
TOTAL PAYMENT DUE:	$750.00	An independently owned and operated franchisee of
		The Intelligent Office System, LLC

*Retainer includes unrefunded $650 deposit from a previous office rental lease.

Member Information:

Company (“Member”):	Biolife4D
Responsible Person:	Steven Morris
Address:
Phone:
E-MAIL Address:	smorris@biolife4d.com

I understand that transactional emails including invoices, reports and periodic updates will be sent to me.

X                     I give The Intelligent Office System, LLC, its affiliates and its franchisees consent to call/text me at my phone number above with periodic marketing offers (using automated technology), and understand I can enjoy Intelligent Office services without providing this consent.

Membership Information:

Facility Location (“Center”):	Lincolnshire, NC
Office Number (for Dedicated Office):	#14
Maximum Office Occupancy:	1
Agreement Type:	x Term Agreement
Term (Months):	12 months
Start Date:	12/1/21

Month-to-Month Agreements will continue on a month-to-month basis and may be terminated by either party with 30 days’ written notice. Recurring Monthly Fees are subject to change with 30 days’ written notice.

Term Agreements will continue for the initial term (the “Term”) identified above, at the end of the Term and each term thereafter. This Agreement will automatically renew for a 12-month term with a minimum increase equal to the greater of: the annual CPI increase in the state where the Facility is located or 5%, to the Recurring Monthly Fee (such extension period is the Term) and upon 30 days’ notice before the end of the then-current Term, we may increase fees by an amount above the minimum increase, unless Member provides notice not to renew the Term, as set forth in the Terms and Conditions. Recurring Monthly Fees are subject to periodic increases after the Initial Term as set forth in Section 5 of the Terms and Conditions. Written notice of non-renewal is required 90 days prior to the end of dedicated office services terms, and 60 days prior to the end of other services.

Term Agreements may be terminated within the first 90 days of the initial term upon 30 days’ prior written notice provided that any installation fees and the Refundable Retainer will be forfeited.

Services may be suspended or terminated for breach of an obligation or improper behavior as set forth in Sections 2 and 8 of the Terms and conditions. Upon expiration or termination, a $250 cleaning fee applies to dedicated office services as set forth in “Dedicated Office – Section 8” of the Terms and Conditions. A Damage Deposit for damage to the premises and/or hardware may be retained as set forth in Section 6 of the Terms and Conditions.

2 Page

Client: Biolife4D	Intelligent Office Membership Agreement

Payment Information:

Member will receive their invoice by E-mail. Unless other instructions are provided, the E-mail address provided above will be used. Payment terms are set forth in the Terms and Conditions.

Monthly Payment Method:

Electronic Funds Transfer. If choosing this method of payment, please fill out the attached EFT authorization form.

Non-EFT Payment (Specify Method of Payment: D Credit Card Other: Check _______

Non-EFT payments may be subject to a 4.25% Billing Fee.

Member acknowledges that they have read and understand the Membership Agreement, the Description of Services, the Terms and Conditions, and the Policies and Procedures (collectively, the “Membership Documents”) which can be found at www.intelligentoffice.ca/[location]/membershipdocuments. Member agrees to be bound by the terms of all of the Membership Documents both individually and for their business entity, if applicable.

Member:		Aspire Ventures, LLC., d/b/a/ Intelligent Office of Lincolnshire
(“IO” or “Intelligent Office”)

/s/ Steven Morris	CEO	/s/ Leah Campbell
Signature/Authorized Signatory	Title	Authorized Signatory

Steven R. Morris		Leah Campbell
Printed Name		Printed Name	12/30/2021

Date: 12/29/2021

Member:

Signature/Authorized Signatory	Title

Printed Name

Date: _________________________

3 Page